Prospectus Supplement No. 7
Filed Pursuant to Rule 424(b)(3)
File No. 333-131147

Prospectus Supplement No. 7

(to Final Prospectus dated June 14, 2006)

This Prospectus Supplement No. 7 supplements and amends the Final Prospectus dated June 14, 2006, as supplemented and amended by Supplement No. 1 thereto dated July 20, 2006, Supplement No. 2 thereto dated August 2, 2006, Supplement No. 3 thereto dated August 9, 2006, Supplement No. 4 thereto dated August 30, 2006, Supplement No. 5 thereto dated September 13, 2006, and Supplement No. 6 thereto dated October 10, 2006 (collectively, the “Final Prospectus”), relating to the sale from time to time of up to 7,588,018 shares of our common stock by certain selling shareholders.

On October 16, 2006, we filed with the U.S. Securities and Exchange Commission the attached Form 8-K announcing our entry into and sale of unregistered securities under a securities purchase agreement with accredited investors.  Pursuant to such agreement, we sold approximately $2.5 million of common stock and warrants.

This Prospectus Supplement No. 7 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MCVI.”  On October 13, 2006, the closing price of a share on the OTC Bulletin Board was $4.50.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 5 of the Final Prospectus dated June 14, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 7 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 7 is October 16, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 13, 2006

Date of report (Date of earliest event reported)

Medical CV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 452-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 13, 2006, we entered into a Securities Purchase Agreement with accredited investors for the sale of approximately $2.5 million of common stock and warrants.  Under this agreement, the investors will purchase 714,286 shares of common stock at a price of $3.50 per share.  The investors will also receive five-year warrants to purchase an aggregate of 178,571 shares of common stock at an exercise price of $4.365 per share, subject to basic, and for a period of 9 months, full-ratchet anti-dilution adjustments.

In connection with the Securities Purchase Agreement, we granted the investors a 12-month right of participation in subsequent financings.  We agreed not to create or authorize any senior securities or undertake a reverse or forward stock split or reclassification, without the consent of the purchasers of a majority of the shares, for a period of 18 months.  We also agreed not to enter into any variable rate transactions for a period of 18 months.

We agreed to register for resale the shares of common stock to be issued in this transaction and the shares of common stock issuable upon exercise of the warrants to be issued in this transaction.  If a registration statement is not filed on or before November 27, 2006, or a registration statement is not declared effective on or prior to a required effectiveness date, or after its effective date, a registration statement ceases to be effective for more than an aggregate of 75 calendar days in any 12-month period, we have agreed to pay each holder an amount as liquidated damages equal to 1.5% of the aggregate investment amount then held by the holder of the shares purchased pursuant to the Securities Purchase Agreement and on each monthly anniversary of our failure to effect such registration, provided however that such liquidated damages will not exceed 10% of the aggregate purchase price paid by all holders.

In connection with this transaction, we will be required to pay our placement agent a commission equal to 6 percent of the gross proceeds raised.  We agreed to reimburse our placement agent for legal expenses not to exceed $50,000.

The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement which appears as Exhibit 10.1 hereto, the Registration Rights Agreement which appears as Exhibit 10.2 hereto, and the form of Warrant Agreement which appears as Exhibit 10.3 hereto.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On October 13, 2006, under the Securities Purchase Agreement described under Item 1.01 above, we issued 714,286 shares of common stock to accredited investors and warrants for the purchase of an aggregate of 178,571 shares of common stock to such investors.  The warrants have the terms and conditions set forth under Item 1.01 above.  If the shares issuable upon exercise of the warrants are not registered for resale at the time of exercise and they are required to be so registered at that time, each warrant allows the holder to convert the warrants into common stock without any cash consideration in exchange for the surrender of the remaining shares of common stock otherwise purchasable upon exercise of the warrant.  We obtained gross proceeds of approximately $2.5 million in cash at the closing.  We paid our placement agent cash commissions of approximately $150,000 and we have agreed to reimburse our placement agent for up to $50,000 in expenses.

The shares sold at the closing represented approximately 7.8% of our outstanding common stock before the issuance.  The net proceeds of the financing will be used for working capital and capital expenditures.

2

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the common stock and the warrants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index”.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: October 16, 2006	By:	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement between the Registrant and the Investors named as signatories thereto, dated October 13, 2006.

10.2	Registration Rights Agreement between the Registrant and the Investors named as signatories thereto, dated October 13, 2006.

10.3	Form of Warrant Agreement between the Registrant and the Investors named as signatories thereto issued October 13, 2006

5

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 13, 2006, among MedicalCV, Inc., a Minnesota corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares and Warrants pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares and Warrants have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares and reasonably acceptable to the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Briggs and Morgan, P.A.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be an Exempt Issuance), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued hereunder or (ii) securities to a registered broker-dealer in connection with the transactions contemplated by this Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company (subject to Section 4.13 hereof).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indemnified Liabilities” shall have the meaning ascribed to such term is Section 4.8.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Participation Amount” shall have the meaning ascribed to such term in Section 4.11.

“Per Share Purchase Price” equals $3.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur between the date of this Agreement and the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares and reasonably acceptable to the Company.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit C delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, the amount of Shares and Warrants as set forth opposite its name on Schedule I hereto.  Each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel, or such other location as the parties shall mutually agree.

2.2           Deliveries

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, in the form of Exhibit B attached hereto;

(iii)          a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the nearest whole number of Shares (rounded down) equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)          a Warrant registered in the name of such Purchaser to purchase up to the nearest whole number of shares of Common Stock (rounded down) equal to 25% of the Shares to be purchased by such Purchaser, with an exercise price equal to the Closing Price on the Closing Date, subject to adjustment therein;

(v)           the Registration Rights Agreement duly executed by the Company;

(vi)          a certificate signed by the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, to the effect that, to the knowledge of the Company and such officers, the conditions set forth in Section 2.3(b) have been satisfied; and

(vii)         a certificate signed by the Secretary of the Company, dated as of the Closing Date, as to: (i) a copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company evidencing approval of the Transaction Documents and consummation of the transactions contemplated therein and other matters contemplated hereby; (ii) a copy, certified by the Secretary of the Company, of the bylaws of the Company; and (iii) a copy, certified by the Secretary of the Company and certified by the Secretary of State of Minnesota, of the Restated Articles of Incorporation, as amended, of the Company as in effect on the Closing Date.

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer to:

Chase Manhattan Bank

ABA # 021 000 021

1 Chase Manhattan Plaza

NY NY 10005

FAO NFS (National Financial Services)

AC# 066-196-221

FC: C.E.U.T Private Banking Escrow Account #2

Acct# KRT-980110

; and

(iii)          the Registration Rights Agreement duly executed by such Purchaser.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)          the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there has been no event, occurrence or development that has or that could reasonably be expected to result in a Material Adverse Effect;

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares and Warrants at the Closing;

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the

Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) those made or obtained prior to Closing (collectively, the “Required Approvals”).

(f)            Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed on Schedule 3.1(g) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as disclosed on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including any amendments and exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly presented in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option agreements, stock option plans or equity incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)            Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)           Patents and Trademarks.  The Company and the Subsidiaries own, or have legally enforceable rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, inventions, know-how, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice or has knowledge that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes, or allegedly violates or allegedly infringes, upon the rights of any Person.  Except as disclosed in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable (except for pending patent applications and trademark applications) and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiary’s line of business.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan or equity incentive plan of the Company.

(r)            Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting, other than as disclosed in the SEC Reports, have been identified.

(s)           Certain Fees.  Except for the 6 percent cash commission payable to C.E. Unterberg, Towbin, LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.  The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this offering and sale of the Securities other than the documents of which this Agreement is a part or the SEC Reports.

(u)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  Except as disclosed on the disclosure schedule to the Registration Rights Agreement, other than each of the Purchasers and any registered broker-dealer receiving compensation in the form of equity in connection with the transactions contemplated by this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)          Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)            Application of Takeover Protections.  The control share acquisition provisions of the Minnesota Business Corporation Act are inapplicable to the transaction contemplated by this Agreement.  The Company has not adopted any poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.  Section 673 of the Minnesota Business Corporation Act pertaining to business combinations in applicable to the Company; however, the transaction contemplated by this Agreement does not constitute a business combination as to Purchasers who are not “interested shareholders” as defined in Section 11 of Minnesota Business Corporation Act immediately prior to consummation of the transaction contemplated by this Agreement.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z)            No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets constitute sufficient capital to carry on its business as now conducted and as proposed to be conducted for the three months following the Closing Date, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(bb)         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Accountants.  The Company’s accountants are Lurie Besikof Lapidus & Company, LLP.  To the knowledge of the Company, such accountants, who expressed their opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-KSB for the year ending April 30, 2006, are a registered public accounting firm as required by the Exchange Act and registered with the Public Company Accounting Oversight Board.  The Company expects such accountants to consent to the inclusion of their opinion on such financial statements into the Registration Statement and the prospectus which forms a part thereof.

(ff)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.

The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)         Acknowledgement Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.14 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions executed in compliance with applicable federal law, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length, unaffiliated, counter-party in any “derivative” transaction.

(hh)         Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(f)            Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such

Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Access to Information.  Each Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of each Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(h)           Independent Investment Decision.  Each Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser’s business and/or legal counsel, or the Company’s legal counsel, in making such decision.  Each Purchaser has not relied on the truth, accuracy or completeness of the statements contained in any research report concerning the Company that was prepared by an investment banking firm.

(i)            Reliance.  Each Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Investor hereby consents to such reliance.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion shall be required in connection with a subsequent transfer by the Purchaser’s transferee or foreclosure following default of the pledge.  Further, no notice shall be required of such pledge but Purchaser’s transferee shall promptly notify the Company of the pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the

Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.  Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party.  The Company’s indemnification obligations pursuant to this Agreement shall not extend to any Proceeding or Losses (as defined in the Registration Rights Agreement) arising out of or related to this Section 4.1(b).

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Shares or Warrant Shares under a registration statement (including the Registration Statement) covering the resale of such security under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) (to the extent that the applicable Purchaser provides a certification or legal opinion to the Company to that effect).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from such restrictive legend.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System, if practicable.

(d)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.  To provide further assurance in connection with legend removal, each Purchaser hereunder commits that it will continue to hold the shares in its own name, and not in the name of a nominee, until such time as the shares are duly and properly sold in compliance with all relevant securities laws.  Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this subsection (d) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

4.2           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will use commercially reasonable efforts to take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon request, the Company will provide to a Purchaser written certification of its compliance with the provisions of this Section 4.2.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall, by 9:30 a.m. Eastern time on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto.  No Purchaser shall issue any such press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law.  The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and for capital expenditures, and not to redeem any Common Stock or Common Stock Equivalents.

4.8           Indemnification of Purchasers.  Subject to the provisions of this Section 4.8, in consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company will indemnify, protect and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, actions, causes of action, suits, penalties, fees, costs and expenses, (irrespective of whether any such Purchaser Party is a party to the action for which indemnification hereunder is sought), including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, the “Indemnified Liabilities”) that any such Purchaser Party may suffer or incur as a result of, arising out or, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (unless, and only to the extent that, such action is based solely upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct).  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the

Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel reasonably acceptable to such Purchaser, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.  The Company shall not, without the prior written consent of the applicable Purchaser Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the applicable Purchaser Party of a release from all liability in respect to such claim or litigation.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Purchaser Party under this Section 4.8, except to the extent that the Company is prejudiced in its ability to defend such action.

4.9           Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10         Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11         Participation in Future Financing.

(a)           From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to purchase in the Subsequent Financing that portion of the Subsequent

Financing as the number of shares of Common Stock or Common Stock Equivalents held by such Purchaser bears to the number of shares of Common Stock and Common Stock Equivalents held by all Purchasers (the “Participation Amount”), at a price and on such terms as shall have been specified by the Company in a Subsequent Financing Notice.

(b)           At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 2 Trading Days after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 Trading Days after the date of the initial Subsequent Financing Notice.

(f)            Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or to a registered primary public offering.

4.12         Subsequent Equity Sales.

(a)           From the date hereof until the date that is the 18 month anniversary of the Closing Date, in addition to any other vote required by law or the Articles of Incorporation of the Company, without the prior written consent of the Purchasers of a majority in interest of the Shares, the Company will not create or authorize the creation of any additional class or series of shares of stock (or any debt security which by its terms is convertible into or exchangeable for any equity security of the Company and any security which is a combination of debt and equity) unless the same ranks junior to the Common Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Company.

(b)           From the date hereof until the date that is the 18 month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock, either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(c)           Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of (i) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, (ii) a registered primary public offering, or (iii) the issuance of non-convertible, interest-bearing debt with an equity or equity-linked component.

4.13         Stock Splits and Reclassification.  From the date hereof until the date that is the 18 month anniversary of the Closing Date, the Company shall not, without the prior written consent of the Purchasers of a majority in interest of the Shares, undertake a reverse or forward stock split or reclassification of the Common Stock.

4.14         Short Sales and Confidentiality After The Date Hereof.  Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period commencing at the Discussion Time and until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4 or (ii) this Agreement is terminated in full pursuant to Section 5.1.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of Common Stock “against the box” prior to the Effective Date of the Registration Statement covering the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Except in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, the Purchaser will not engage in any Short Sales that result in the disposition of the Securities (including the Warrant Shares) acquired hereunder by the Purchaser.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15         Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

4.16         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 20, 2006.

5.2           Fees and Expenses.  The Company shall reimburse C.E. Unterberg, Towbin, LLC in an amount not to exceed $50,000, for its fees and expenses incurred in connection with the transactions, contemplated in the Transaction Documents.  The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees and stamp taxes levied in connection with the initial delivery of the Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.  A notice delivered to the Purchasers must be delivered to each Purchaser hereto in accordance with this Section 5.4.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Warrant Shares.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Goodwin Procter LLP.  Goodwin Procter LLP does not represent the Purchasers but only C.E. Unterberg, Towbin, who has acted as placement agent to the transaction.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid or such payments have been waived or otherwise satisfied, notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19         Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDICALCV, INC.	Address for Notice: MedicalCV, Inc. 9725 South Robert Trail Inver Grove Heights, MN 55077 Attn: Eapen Chacko

By:	/s/ Eapen Chacko
	Name:	Eapen Chacko
	Title:	Vice President, Finance and Chief Financial Officer

With a copy to (which shall not constitute notice):

Avron L. Gordon, Esq.

Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER(S) FOLLOW]

[PURCHASER SIGNATURE PAGES TO MEDICALCV, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Potomac Capital Partners LP

Signature of Authorized Signatory of Purchaser:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

Email Address of Purchaser:	kberkow@potomaccap.com

Fax Number of Purchaser:	212-521-5116

Address for Notice of Purchaser:

c/o Potomac Capital Management

825 Third Avenue, 33rd Floor

New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:  $1,050,000

Shares: 300,000

Warrant Shares: 75,000

Taxpayer Identification Number: 13-3984299

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO MEDICALCV, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Potomac Capital International Ltd

Signature of Authorized Signatory of Purchaser:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

Email Address of Purchaser:	kberkow@potomaccap.com

Fax Number of Purchaser:	212-521-5110

Address for Notice of Purchaser:

c/o Potomac Capital Management

825 Third Avenue, 33rd Floor

New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $700,000

Shares: 200,000

Warrant Shares: 50,000

Taxpayer Identification Number: No Tax ID, a British Virgin Island Corp.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO MEDICALCV, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Pleiades Investment Partners - R LP

Signature of Authorized Signatory of Purchaser:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

Email Address of Purchaser:	kberkow@potomaccap.com

Fax Number of Purchaser:	212-521-5116

Address for Notice of Purchaser:

c/o Potomac Capital Management

825 Third Avenue, 33rd Floor

New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $750,000

Shares: 214,286

Warrant Shares: 53,571

Taxpayer Identification Number: 26-0041618

[SIGNATURE PAGES CONTINUE]

SCHEDULE I

Purchaser	Shares	Warrants
Potomac Captial Partners LP	300,000	75,000
Potomac Capital International Ltd	200,000	50,000
Pleiades Investment Partners-R LP	214,286	53,571

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Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $                  of Common Stock and Warrants from MedicalCV, Inc. (the “Company”).  All funds will be wired into an escrow account maintained by C.E. Unterberg, Towbin, LLC as follows:

Chase Manhattan Bank

ABA # 021 000 021

1 Chase Manhattan Plaza

NY NY 10005

FAO NFS (National Financial Services)

AC# 066-196-221

FC: C.E.U.T Private Banking Escrow Account #2

Acct# KRT-980110

  All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date:            October 13, 2006

I.              PURCHASE PRICE

Gross Proceeds	$2,500,000

II.            DISBURSEMENTS

MedicalCV, Inc.	$2,300,001.00
C.E. Unterberg, Towbin, LLC	$199,999.00

Total Amount Disbursed:	$2,500,000.00

Acknowledged:

MEDICALCV, INC.

By	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer

A-1

SCHEDULE 3.1(g)

Capitalization

As of October 9, 2006

	Authorized	Outstanding
5% Series A Redeemable Convertible Preferred Stock	1,900	0
Preferred Stock	998,100	0
Common Stock	24,000,000	9,122,938
Option / Equity Incentive Plans
1992	1,175	1,175
1993	4,200	4,200
1997	50,000	37,535
2001	599,000	317,215
2005	100,000	31,346
Options Outside Plans		557,364
Warrants		1,118,498
Anti-Dilution Adjustment of Existing Warrants		TBD
Total Shares, Options and Warrants		11,190,271

Outstanding Warrants Subject to Anti-dilution Adjustments as a result of the transaction contemplated by the Transaction Documents:

Holder	Date Issued	Number of Shares
PKM Properties, LLC	1/17/03	59,600
PKM Properties, LLC	4/4/03	60,763
PKM Properties, LLC	7/1/03	62,256
PKM Properties, LLC	8/20/03	11,701
PKM Properties, LLC	11/13/03	28,888
PKM Properties, LLC	2/3/04	140,822
PKM Properties, LLC	11/17/04	11,363
PKM Properties, LLC	3/3/05	75,000
Peter Hauser	7/1/03	73,958
Peter Hauser	2/3/04	57,872
Draftco	11/24/03	9,069
Feltl (unit warrants)	5/21/04	96,374

A-2

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October      , 2006, by and among MedicalCV, Inc., a Minnesota corporation (the “Company”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1.             Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(f).

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Filing Date” means, with respect to the Registration Statement required hereunder, the 45th calendar day following the Closing Date.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Losses” shall have the meaning set forth in Section 5(a).

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(d).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement as supplemented by any and all prospectus supplements, and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Shares, (ii) the Warrant Shares, and (iii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that a security shall cease to be a Registrable Security when it is sold pursuant to a Registration Statement, when it is sold pursuant to Rule 144, or when it becomes eligible for sale under Rule 144(k).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments to such registration statement, including post-effective amendments, and all exhibits thereto.

“Required Effective Date” shall have the meaning set forth in Section 2(a).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

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2.             Registration.

(a)           On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities by such other means of distribution of Registrable Securities as the Holders may specify.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act on or prior to the earlier of (i) the 90th calendar day following the Filing Date (the 120th calendar day in the event of a review by the Commission) and (ii) the fifth business day after the Commission advises the Company that the Registration Statement will not be reviewed or the Commission has no further comments on the Registration Statement (the “Required Effective Date”).  The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 pm Eastern Time on a Trading Day.  The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission.  The Company shall, on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a 424(b) prospectus with the Commission.

(b)           If: (i) a Registration Statement is not filed on or prior to its Filing Date; or (ii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Required Effective Date or (iii) after the Required Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than an aggregate of 75 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (ii) the date on which such Event occurs or for purposes of clause (iii) the date on which such 75 calendar day period is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the applicable Event is cured, the Company shall pay to each Holder an amount in cash as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such

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Holder; provided, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by all Holders pursuant to the Purchase Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3.             Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than three (3) Trading Days prior to the filing of a Registration Statement, furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders.  The Company shall not file a Registration Statement to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than two (2) Trading Days after the Holders have been so furnished copies of such documents.  Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than five (5) Trading Days prior to the Filing Date.

(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Trading Days prior to such filing): (i)(A) when a post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed and to waive Section 4.6 of the Purchase Agreement with respect thereto); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the

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effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed and to waive Section 4.6 of the Purchase Agreement with respect thereto).

(d)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)            Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities; provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any

5

Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)            Upon the occurrence of any event contemplated by Section 3(c)(ii)-(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)            If requested by Holders, in the event of an underwritten offering of the Registrable Securities by the Holders, the Company shall furnish to the Holders (i) on the date of the effectiveness of the Registration Statement, a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) on the date that Registrable Securities are delivered to the underwriters for sale in any such registration, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.  The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and disposition control over the Shares.

(k)           The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any Free Writing Prospectus in connection with the Registration Statement covering Registrable Securities, without the prior written consent of the Holders which consent shall not be unreasonably withheld or delayed.  Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Holders are parties shall be deemed to satisfy the requirement for such consent.

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4.             Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties). In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.             Indemnification

(a)           Indemnification by the Company.  The Company shall, and hereby does notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, members, partners, and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, members, partners, and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, (collectively, “Losses”), as incurred, to the extent arising out of or relating to, any untrue or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, but only to the extent, that (i) such untrue statements or omissions were not based upon information regarding such Holder furnished in writing to the Company by such Holder

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or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus or Issuer Free Writing Prospectus where the Company has failed to notify such Holder in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement, Prospectus or Issuer Free Writing Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus or Issuer Free Writing Prospectus after the Company has notified such Holder in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(f).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid promptly to the Indemnified Party, as incurred, but no later than ten (10) Trading Days of written notice thereof to the Indemnifying Party.

The indemnity agreements contained herein shall be in addition to  (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the Indemnifying Party may be subject pursuant to law.

(d)           Contribution.  If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or

9

omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 5, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 5 and further agree not to attempt to assert any such defense.

6.             Miscellaneous

(a)           Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

10

(b)           No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities and the securities listed on Schedule 6(b) attached hereto without the consent of the Holders of a majority in interest of the Registrable Securities.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company prior to filing the Registration Statement.  The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements already filed.

(c)           Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)           Free Writing Prospectuses.  Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(e)           Suspension of Trading.  At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:

(i)            materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

(ii)           require public disclosure of any transaction of the type discussed in Section 6(e)(i) prior to the time such disclosure might otherwise be required.

Beginning five (5) Business Days after the receipt of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such

11

Holders for a specified period of time that is customary under the circumstances (not to exceed 75 days during any 12-month period.  The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(e).

(f)            Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(g)           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(g) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(h)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority in interest of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

12

(i)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(j)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(k)           No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(l)            Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or “.pdf” signature page were the original thereof.

(m)          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(n)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(o)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(p)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(q)           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other

13

Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

14

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MEDICALCV, INC.

By:
	Name:	Eapen Chacko
	Title:	Vice President, Finance and
Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

15

[SIGNATURE PAGE OF HOLDERS TO MEDICALCV, INC.
REGISTRATION RIGHTS AGREEMENT]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

16

ANNEX A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•             ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•    an exchange distribution in accordance with the rules of the applicable exchange;

•    privately negotiated transactions;

•    short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•    broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•    a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A-1

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of any warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the

A-2

purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act, or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

A-3

ANNEX B

Name of Selling Shareholder

MEDICALCV, INC.

QUESTIONNAIRE FOR SELLING SHAREHOLDERS

PLEASE RETURN BY:  October 20, 2006

This Questionnaire is being furnished to all selling shareholders of MedicalCV, Inc., a Minnesota corporation (the “Company”), and relates to certain information required to be disclosed in the registration statement (the “Registration Statement”) being prepared on behalf of you and the Company for filing with the United States Securities and Exchange Commission (the “SEC”).

Selling shareholders of the Company may be personally liable under the federal securities laws of the United States if the Registration Statement contains any statement which is false or misleading as to any material fact or omits to state any material fact necessary in order to make the statements therein not false or misleading.

Your careful completion of this Questionnaire will help ensure that the Registration Statement will be complete and accurate.  Careful consideration of the instructions and definitions contained in the endnotes to various items is essential to an understanding of the questions.

PLEASE PROVIDE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate.  Please complete, sign, and fax one copy of this Questionnaire NO LATER THAN OCTOBER 20, 2006 to:

Melissa S. Tveit
Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
(612) 977-8628 (phone)
(612) 977-8650 (fax)
mtveit@briggs.com (email)

B-1

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire.  However, it is your responsibility to inform us of any changes that may occur to your situation between the date you complete the Questionnaire and the effective date of the Registration Statement.  If there is any situation about which you have any doubt, please give relevant facts so that the information may be reviewed.

B-2

QUESTIONNAIRE

STOCK OWNERSHIP

Item 1.  Beneficial Ownership.

a.  Deemed Beneficial Ownership.  Please state the amount of securities of the Company you own as of October 1, 2006, assuming, if applicable, the conversion of your shares of Preferred Stock into, and exercise of warrants for, shares of Common Stock.  (If none, please so state in each case.)

Amount Beneficially Owned(1)	Number of Shares of Common Stock Owned (on an as-converted basis, as applicable)

Total Shares:

Of such shares:
Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Please state the number of shares owned by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”(1)

Total Shares:

Of such shares:
Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

B-3

Shares as to which you have shared investment power:

Shares which you will have a right to acquire before November 30, 2006, through the exercise of options, warrants or otherwise:

Shares of Common Stock you intend to offer for sale pursuant to the Registration Statement:

Shares of Common Stock that you will hold after the offering for sale of Common Stock that is the subject of the Registration Statement:

Do you have any present plans to exercise options or otherwise acquire, dispose of or transfer shares of Common Stock (on an as-converted basis) of the Company between the date you complete this Questionnaire and November 30, 2006?

Answer:

If so, please describe.

b.             Pledged Securities.  If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer:

c.             Disclaimer of Beneficial Ownership.  Do you wish to disclaim beneficial ownership(1) of any of the shares reported in response to Item 1(a)?

Answer:

B-4

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the shares in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Item 2.  Major Shareholders.  Please state below the names of persons or groups known by you to own beneficially(1) more than 5% of the Company’s Common Stock.

Answer:

Item 3.  Change of Control.  Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer:

Item 4.  Relationship with the Company.  Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Nature of
Name	Relationship

Item 5.  Correct Name.  Please confirm that your name or your organization’s name, as it appears on the signature page to this Questionnaire, is exactly as it should appear in the “Principal and Selling Shareholder” section of the Registration Statement:

☐ Yes, this name is correct.

☐ No, the correct name should be:

B-5

SIGNATURE

If at any time any of the information set forth in my responses to this Questionnaire has changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, I agree immediately to furnish to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information.  Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

I understand that the information that I am furnishing to you herein will be used by the Company in the preparation of its Registration Statement and hereby consent to the inclusion of such information in the Registration Statement.

Name of Shareholder:

Date: , 2006	Signature:

Print Name:

Title (if applicable):

Address:

Street

	City	State	Zip Code

Telephone Number

Facsimile Number

B-6

ENDNOTE

1.                                       Beneficial Ownership.  You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security.  You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares.  Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you.  In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even through you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities. Please note, however, that shares in which you have an economic interest but over which you have no voting or investment control (for example, shares in a trust of which you are the beneficiary but not the trustee) are not deemed beneficially owned by you for the purposes of this questionnaire.

B-7

Schedule 6(b)
(Registration Rights)

The following securities, which have not been previously registered, have piggyback registration rights:

Warrants issued on November 20, 2001, to the underwriter of the Company’s initial public offering for the purchase of an aggregate of 11,250 shares, exercisable at $67.50 per share, expiring November 20, 2006.

The following securities, which have been previously registered, have piggyback registration rights:

The securities registered for resale on the Company’s Registration Statements on Form SB-2 (File Nos. 333-131147 and 333-131148).

EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                    Shares of Common Stock of

MEDICALCV, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                    (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from MEDICALCV, INC., a Minnesota corporation (the “Company”), up to            shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                            Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October     , 2006, among the Company and the purchasers signatory thereto.

Section 2.                                            Exercise.

a)                                      Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile or “.pdf” copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless this Warrant is being exercised pursuant to the cashless exercise provision set forth in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $          [Closing Price], subject to adjustment hereunder (the “Exercise Price”).

c)                                      Cashless Exercise.  If a Notice of Exercise Form is delivered at a time when (i) a registration statement permitting the Holder to resell the Warrant Shares is required to be effective but is not then effective, or (ii) the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the VWAP on the Trading Day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)                                     Mechanics of Exercise.

i.                                          Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of

2

the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.                                       Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date (a) the Exercise Price is received by the Company or (b) notification to the Company that this Warrant is being exercised pursuant to a cashless exercise provision set forth in Section 2(c) above.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii.                                    Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.                                   Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.                                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.                                   Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by

3

the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.                                Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                                            Certain Adjustments.

a)                                      Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, any other warrant or any option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Adjustment for Issuance of Shares of Common Stock Below Exercise Price.  From the date hereof until 9 months after the Closing Date (the “Adjustment Period”), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3(b).

i.                                          If during the Adjustment Period, the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such time, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.

ii.                                       For purposes of determining the adjusted Exercise Price under Section 3(b) hereof, the following will be applicable:

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(A)                              Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(ii)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.  “Convertible Securities” means any evidence of indebtedness, shares or securities, in each case convertible into or exchangable for Common Stock.  “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(B)                                Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(C)                                Change in Option Price or Conversion Rate. If the purchase or exercise price provided for in any Options, or the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or

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exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(C), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect unless the holders of the Warrant are provided at least ten (10) Business Days’ prior notice.  Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price of this Warrant due to anti-dilution adjustments made to securities outstanding as of the Closing Date as a result of the issuance of Securities pursuant to the Transaction Documents.

(D)                               Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least a majority in interest of the Warrants then outstanding.

(E)                                 Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 3(b) in respect of Excluded Securities.   “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be Excluded Securities), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued under

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the Purchase Agreement; (ii) securities to a registered broker-dealer in connection with the transactions contemplated by the Purchase Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company (subject to Section 3(a) and Section 4.14 of the Purchase Agreement hereof), and (e) shares of Common Stock or other securities issued in connection with any registered primary public offering.

c)                                      Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)                                     Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

e)                                      Notice to Holders.

i.                                          Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.                                       Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is

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converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.                                            Transfer of Warrant.

a)                                      Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                     New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)                                      Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name

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of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5.                                            Miscellaneous.

a)                                      No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

b)                                     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                                     Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its

9

officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                                      Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                                        Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)                                     Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company’s or the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable

10

attorneys’ fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                                     Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                                         Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                                         Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                                      Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)                                         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                                   Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                                     Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  October     , 2006

MEDICALCV, INC.

By:
	Name:	Eapen Chacko
	Title:	Vice President, Finance and Chief
Financial Officer

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NOTICE OF EXERCISE

To:

(1)                                  The undersigned hereby elects to purchase                    Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                                  Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)                                  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)                                  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [      ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October      , 2006, by and among MedicalCV, Inc., a Minnesota corporation (the “Company”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1.             Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(f).

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Filing Date” means, with respect to the Registration Statement required hereunder, the 45th calendar day following the Closing Date.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Losses” shall have the meaning set forth in Section 5(a).

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(d).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement as supplemented by any and all prospectus supplements, and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Shares, (ii) the Warrant Shares, and (iii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that a security shall cease to be a Registrable Security when it is sold pursuant to a Registration Statement, when it is sold pursuant to Rule 144, or when it becomes eligible for sale under Rule 144(k).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments to such registration statement, including post-effective amendments, and all exhibits thereto.

“Required Effective Date” shall have the meaning set forth in Section 2(a).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

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2.             Registration.

(a)           On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities by such other means of distribution of Registrable Securities as the Holders may specify.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act on or prior to the earlier of (i) the 90th calendar day following the Filing Date (the 120th calendar day in the event of a review by the Commission) and (ii) the fifth business day after the Commission advises the Company that the Registration Statement will not be reviewed or the Commission has no further comments on the Registration Statement (the “Required Effective Date”).  The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 pm Eastern Time on a Trading Day.  The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission.  The Company shall, on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a 424(b) prospectus with the Commission.

(b)           If: (i) a Registration Statement is not filed on or prior to its Filing Date; or (ii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Required Effective Date or (iii) after the Required Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than an aggregate of 75 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (ii) the date on which such Event occurs or for purposes of clause (iii) the date on which such 75 calendar day period is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the applicable Event is cured, the Company shall pay to each Holder an amount in cash as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such

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Holder; provided, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by all Holders pursuant to the Purchase Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3.             Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than three (3) Trading Days prior to the filing of a Registration Statement, furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders.  The Company shall not file a Registration Statement to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than two (2) Trading Days after the Holders have been so furnished copies of such documents.  Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than five (5) Trading Days prior to the Filing Date.

(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Trading Days prior to such filing): (i)(A) when a post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed and to waive Section 4.6 of the Purchase Agreement with respect thereto); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the

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effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed and to waive Section 4.6 of the Purchase Agreement with respect thereto).

(d)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)            Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities; provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any

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Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)            Upon the occurrence of any event contemplated by Section 3(c)(ii)-(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)            If requested by Holders, in the event of an underwritten offering of the Registrable Securities by the Holders, the Company shall furnish to the Holders (i) on the date of the effectiveness of the Registration Statement, a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) on the date that Registrable Securities are delivered to the underwriters for sale in any such registration, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.  The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and disposition control over the Shares.

(k)           The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any Free Writing Prospectus in connection with the Registration Statement covering Registrable Securities, without the prior written consent of the Holders which consent shall not be unreasonably withheld or delayed.  Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Holders are parties shall be deemed to satisfy the requirement for such consent.

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4.             Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties). In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.             Indemnification

(a)           Indemnification by the Company.  The Company shall, and hereby does notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, members, partners, and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, members, partners, and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, (collectively, “Losses”), as incurred, to the extent arising out of or relating to, any untrue or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, but only to the extent, that (i) such untrue statements or omissions were not based upon information regarding such Holder furnished in writing to the Company by such Holder

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or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus or Issuer Free Writing Prospectus where the Company has failed to notify such Holder in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement, Prospectus or Issuer Free Writing Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus or Issuer Free Writing Prospectus after the Company has notified such Holder in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(f).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid promptly to the Indemnified Party, as incurred, but no later than ten (10) Trading Days of written notice thereof to the Indemnifying Party.

The indemnity agreements contained herein shall be in addition to  (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the Indemnifying Party may be subject pursuant to law.

(d)           Contribution.  If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or

9

omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 5, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 5 and further agree not to attempt to assert any such defense.

6.             Miscellaneous

(a)           Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

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(b)           No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities and the securities listed on Schedule 6(b) attached hereto without the consent of the Holders of a majority in interest of the Registrable Securities.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company prior to filing the Registration Statement.  The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements already filed.

(c)           Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)           Free Writing Prospectuses.  Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(e)           Suspension of Trading.  At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:

(i)            materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

(ii)           require public disclosure of any transaction of the type discussed in Section 6(e)(i) prior to the time such disclosure might otherwise be required.

Beginning five (5) Business Days after the receipt of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such

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Holders for a specified period of time that is customary under the circumstances (not to exceed 75 days during any 12-month period.  The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(e).

(f)            Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(g)           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(g) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(h)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority in interest of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

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(i)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(j)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(k)           No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(l)            Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or “.pdf” signature page were the original thereof.

(m)          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(n)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(o)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(p)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(q)           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other

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Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MEDICALCV, INC.

By:	/s/ Eapen Chacko
	Name:	Eapen Chacko
	Title:	Vice President, Finance and
Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO MEDICALCV, INC.
REGISTRATION RIGHTS AGREEMENT]

Name of Holder:	Potomac Capital Partners LP

Signature of Authorized Signatory of Holder:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO MEDICALCV, INC.
REGISTRATION RIGHTS AGREEMENT]

Name of Holder:	Potomac Capital International Ltd

Signature of Authorized Signatory of Holder:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO MEDICALCV, INC.
REGISTRATION RIGHTS AGREEMENT]

Name of Holder:	Pleiades Investment Partners - R LP

Signature of Authorized Signatory of Holder:	/s/ Kenneth Berkow

Name of Authorized Signatory:	Kenneth Berkow

Title of Authorized Signatory:	CFO

[SIGNATURE PAGES CONTINUE]

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ANNEX A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•             ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•    an exchange distribution in accordance with the rules of the applicable exchange;

•    privately negotiated transactions;

•    short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•    broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•    a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of any warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act, or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

ANNEX B

Name of Selling Shareholder

MEDICALCV, INC.

QUESTIONNAIRE FOR SELLING SHAREHOLDERS

PLEASE RETURN BY:  October 20, 2006

This Questionnaire is being furnished to all selling shareholders of MedicalCV, Inc., a Minnesota corporation (the “Company”), and relates to certain information required to be disclosed in the registration statement (the “Registration Statement”) being prepared on behalf of you and the Company for filing with the United States Securities and Exchange Commission (the “SEC”).

Selling shareholders of the Company may be personally liable under the federal securities laws of the United States if the Registration Statement contains any statement which is false or misleading as to any material fact or omits to state any material fact necessary in order to make the statements therein not false or misleading.

Your careful completion of this Questionnaire will help ensure that the Registration Statement will be complete and accurate.  Careful consideration of the instructions and definitions contained in the endnotes to various items is essential to an understanding of the questions.

PLEASE PROVIDE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate.  Please complete, sign, and fax one copy of this Questionnaire NO LATER THAN OCTOBER 20, 2006 to:

Melissa S. Tveit
Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
(612) 977-8628 (phone)
(612) 977-8650 (fax)
mtveit@briggs.com (email)

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire.  However, it is your responsibility to inform us of any changes that may occur to your situation between the date you complete the Questionnaire and the effective date of the Registration Statement.  If there is any situation about which you have any doubt, please give relevant facts so that the information may be reviewed.

QUESTIONNAIRE

STOCK OWNERSHIP

Item 1.  Beneficial Ownership.

a.  Deemed Beneficial Ownership.  Please state the amount of securities of the Company you own as of October 1, 2006, assuming, if applicable, the conversion of your shares of Preferred Stock into, and exercise of warrants for, shares of Common Stock.  (If none, please so state in each case.)

Amount Beneficially Owned(1)	Number of Shares of Common Stock Owned (on an as-converted basis, as applicable)

Total Shares:

Of such shares:
Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Please state the number of shares owned by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”(1)

Total Shares:

Of such shares:
Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Shares which you will have a right to acquire before November 30, 2006, through the exercise of options, warrants or otherwise:

Shares of Common Stock you intend to offer for sale pursuant to the Registration Statement:

Shares of Common Stock that you will hold after the offering for sale of Common Stock that is the subject of the Registration Statement:

Do you have any present plans to exercise options or otherwise acquire, dispose of or transfer shares of Common Stock (on an as-converted basis) of the Company between the date you complete this Questionnaire and November 30, 2006?

Answer:

If so, please describe.

b.             Pledged Securities.  If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer:

c.             Disclaimer of Beneficial Ownership.  Do you wish to disclaim beneficial ownership(1) of any of the shares reported in response to Item 1(a)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the shares in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Item 2.  Major Shareholders.  Please state below the names of persons or groups known by you to own beneficially(1) more than 5% of the Company’s Common Stock.

Answer:

Item 3.  Change of Control.  Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer:

Item 4.  Relationship with the Company.  Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Nature of
Name	Relationship

Item 5.  Correct Name.  Please confirm that your name or your organization’s name, as it appears on the signature page to this Questionnaire, is exactly as it should appear in the “Principal and Selling Shareholder” section of the Registration Statement:

☐ Yes, this name is correct.

☐ No, the correct name should be:

SIGNATURE

If at any time any of the information set forth in my responses to this Questionnaire has changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, I agree immediately to furnish to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information.  Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

I understand that the information that I am furnishing to you herein will be used by the Company in the preparation of its Registration Statement and hereby consent to the inclusion of such information in the Registration Statement.

Name of Shareholder:

Date: , 2006	Signature:

Print Name:

Title (if applicable):

Address:

Street

	City	State	Zip Code

Telephone Number

Facsimile Number

ENDNOTE

1.                                       Beneficial Ownership.  You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security.  You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares.  Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you.  In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even through you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities. Please note, however, that shares in which you have an economic interest but over which you have no voting or investment control (for example, shares in a trust of which you are the beneficiary but not the trustee) are not deemed beneficially owned by you for the purposes of this questionnaire.

Schedule 6(b)
(Registration Rights)

The following securities, which have not been previously registered, have piggyback registration rights:

Warrants issued on November 20, 2001, to the underwriter of the Company’s initial public offering for the purchase of an aggregate of 11,250 shares, exercisable at $67.50 per share, expiring November 20, 2006.

The following securities, which have been previously registered, have piggyback registration rights:

The securities registered for resale on the Company’s Registration Statements on Form SB-2 (File Nos. 333-131147 and 333-131148).

Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                    Shares of Common Stock of

MEDICALCV, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                    (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from MEDICALCV, INC., a Minnesota corporation (the “Company”), up to            shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                            Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October     , 2006, among the Company and the purchasers signatory thereto.

Section 2.                                            Exercise.

a)                                      Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile or “.pdf” copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless this Warrant is being exercised pursuant to the cashless exercise provision set forth in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $          [Closing Price], subject to adjustment hereunder (the “Exercise Price”).

c)                                      Cashless Exercise.  If a Notice of Exercise Form is delivered at a time when (i) a registration statement permitting the Holder to resell the Warrant Shares is required to be effective but is not then effective, or (ii) the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the VWAP on the Trading Day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)                                     Mechanics of Exercise.

i.                                          Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of

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the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.                                       Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date (a) the Exercise Price is received by the Company or (b) notification to the Company that this Warrant is being exercised pursuant to a cashless exercise provision set forth in Section 2(c) above.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii.                                    Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.                                   Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.                                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.                                   Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by

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the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.                                Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                                            Certain Adjustments.

a)                                      Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, any other warrant or any option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Adjustment for Issuance of Shares of Common Stock Below Exercise Price.  From the date hereof until 9 months after the Closing Date (the “Adjustment Period”), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3(b).

i.                                          If during the Adjustment Period, the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such time, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.

ii.                                       For purposes of determining the adjusted Exercise Price under Section 3(b) hereof, the following will be applicable:

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(A)                              Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(ii)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.  “Convertible Securities” means any evidence of indebtedness, shares or securities, in each case convertible into or exchangable for Common Stock.  “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(B)                                Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3(b)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(C)                                Change in Option Price or Conversion Rate. If the purchase or exercise price provided for in any Options, or the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or

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exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(C), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect unless the holders of the Warrant are provided at least ten (10) Business Days’ prior notice.  Notwithstanding the foregoing, no adjustment shall be made to the Exercise Price of this Warrant due to anti-dilution adjustments made to securities outstanding as of the Closing Date as a result of the issuance of Securities pursuant to the Transaction Documents.

(D)                               Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least a majority in interest of the Warrants then outstanding.

(E)                                 Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 3(b) in respect of Excluded Securities.   “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Company pursuant to any stock option agreement, stock option plan or equity incentive plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options granted pursuant to a stock option agreement, stock option plan or equity incentive plan subsequent to the date hereof shall also be Excluded Securities), (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued under

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the Purchase Agreement; (ii) securities to a registered broker-dealer in connection with the transactions contemplated by the Purchase Agreement; and/or (iii) other securities or rights exercisable or exchangeable for or convertible into shares of Common Stock which are issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement (other than on a non-discretionary basis pursuant to the pre-existing anti-dilution provisions thereof) to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company (subject to Section 3(a) and Section 4.14 of the Purchase Agreement hereof), and (e) shares of Common Stock or other securities issued in connection with any registered primary public offering.

c)                                      Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)                                     Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

e)                                      Notice to Holders.

i.                                          Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.                                       Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is

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converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.                                            Transfer of Warrant.

a)                                      Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                     New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)                                      Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name

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of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5.                                            Miscellaneous.

a)                                      No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

b)                                     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                                     Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its

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officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                                      Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                                        Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)                                     Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company’s or the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable

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attorneys’ fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                                     Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                                         Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                                         Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                                      Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)                                         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                                   Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                                     Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  October     , 2006

MEDICALCV, INC.

By:
	Name:	Eapen Chacko
	Title:	Vice President, Finance and Chief
Financial Officer

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NOTICE OF EXERCISE

To:

(1)                                  The undersigned hereby elects to purchase                    Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                                  Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)                                  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)                                  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [      ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.